UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 18, 2014

Date of Report (Date of earliest event reported)

Summer Infant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of principal executive offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 18, 2014, a member of senior management of Summer Infant, Inc. (the “Company”) met with potential investors.  During the meetings, the Company inadvertently responded to questions about the Company’s expected growth targets for 2015. While the Company has not historically provided guidance, the discussion included the Company targeting mid-to-high single-digit top-line growth in 2015 and targeting a 10% adjusted EBITDA run-rate by the end of 2015.  These growth targets are subject to many variables and are based upon a number of current assumptions that were not discussed in detail.  Actual results could vary significantly from these targets.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. Important factors that could cause results to differ from these forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2013 and subsequent filings with SEC, including the Company’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 19, 2014	By:	/s/ Carol Bramson
Carol Bramson
Chief Executive Officer